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                                                                    Exhibit 23.1





CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Greater Atlantic Financial Corp.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-76169 & 333-92342) of our report dated October 31, 2003 (except for Note 24, which is as of May 24, 2004), relating to the consolidated financial statements of Greater Atlantic Financial Corp. appearing in the Company's Annual Report on Form 10-KSB/A for the year ended September 30, 2003.



                                               /s/ BDO Seidman, LLP

Washington, D.C.
May 27, 2004